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                                                                Exhibit 10.36


                             AMENDMENT NUMBER ONE TO
                     DEVELOPMENT AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                               GE MEDICAL SYSTEMS

                                       AND

                              HEALTHGATE DATA CORP.

                                   MAY 7, 2001


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                             AMENDMENT NUMBER ONE TO
                     DEVELOPMENT AND DISTRIBUTION AGREEMENT


     This Amendment, effective as of May 7, 2001 (the "Amendment"), is between GE Medical Systems, a division of General Electric Company, a corporation organized and existing under the laws of the state of New York ("GEMS"), and HealthGate Data Corp., a corporation organized and existing under the laws of the state of Delaware ("HealthGate").

                                    RECITALS

     A. HealthGate and GEMS are parties to the Development and Distribution Agreement dated June 11, 2000 (the "Original Agreement"); the Original Agreement is an amendment and restatement in its entirety of the first development and distribution agreement entered into between HealthGate and GEMS on June 11, 1999, which agreement was amended on December 22, 1999.

     B. The parties desire to amend the Original Agreement as set forth herein to revise the revenue sharing provisions of the Original Agreement in recognition of the evolution of the relationship and changed activities of the parties since the date of the Original Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Capitalized terms herein shall have the following meanings for purposes of this Amendment; and capitalized terms not otherwise defined herein shall have the meaning given them in the Original Agreement:

     1.1 "Amendment" has the meaning set forth in the preamble.



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     1.2 "Original Agreement" has the meaning given set forth in recital A.

     1.3 "Pipeline Report" means the report attached as Exhibit A hereto.

     1.4 "GEMS Lead" means a lead with a potential customer for HealthGate Products for which GEMS delivers written notice to HealthGate (a) identifying such potential customer, (b) identifying a contact at such potential customer, and (c) describing the discussions between GEMS and the potential customer concerning HealthGate Products as of the date of such notice.

     1.5 "Renewal Customer" means any entity which as a result of a GEMS Lead has entered into or enters into an end-user agreement with HealthGate to subscribe for or purchase any HealthGate Products, which entity continues to subscribe for or purchase such HealthGate Products beyond the original termination date or end of the initial term of the applicable end-user agreement.

                                   ARTICLE II

                                 REVENUE SHARING

     Article VII of the Original Agreement shall be amended and restated in its entirety as follows:

     7.1 HEALTHGATE PRODUCTS. As of January 1, 2001, HealthGate shall pay to
GEMS: (i) five percent (5%) of the Revenue HealthGate collects from the subscription to or sale of any HealthGate Products to any Renewal Customer (other than Consorta or any Columbia/HCA hospital); (ii) ten percent (10%) of all Revenue HealthGate collects from the subscription to or sale of any HealthGate Products to Consorta; (iii) fifteen percent (15%) of all Revenue HealthGate collects from the subscription to or sale of any HealthGate Products to any Columbia/HCA hospital; (iv) fifteen percent (15%) of all Revenue HealthGate collects from the subscription to or sale of any HealthGate Products to any entity listed on the Pipeline Report



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during the initial term of the end-user agreement between HealthGate and any such entity; and (v) five percent (5%) of all Revenue HealthGate collects from the subscription to or sale of any HealthGate Products to any GEMS Lead (other than Consorta or any Columbia/HCA hospital) during the initial term of the end-user agreement between HealthGate and any Gems Lead.

     7.2 GEMS PRODUCTS. At such time as GEMS begins to develop and market a GEMS Product, HealthGate and GEMS shall mutually agree to the applicable pricing and revenue sharing arrangement with respect to such GEMS Product.

     7.3 SURVIVAL OF REVENUE SHARING. The Revenue sharing arrangements set forth in this Article VII shall survive the termination or expiration of this Agreement with respect to (i) customers with an end-user agreement then in effect and (ii) the sale or subscription of any HealthGate Product to any GEMS Lead within six (6) months of the termination or expiration of this Agreement. GEMS shall continue to share in the Revenue for such customers during the term of the applicable end-user agreement; provided, however, notwithstanding anything herein to the contrary, GEMS shall not be entitled to Revenue sharing for any renewal periods by such customers.

                                   ARTICLE III

                                   ACCOUNTING

     Section 8.1 of Article VIII of the Original Agreement shall be amended and restated in its entirety as follows:

     8.1 ACCOUNTING. Reconciliation of accounts in accordance with the Revenue sharing arrangements set forth in Article VII above shall be made within 45 days after each calendar quarter with respect to Revenues received during such calendar quarter, by each party delivering to the other party a check (or by making a wire transfer or in such other reasonable manner as the



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receiving party may direct) for the amount due without offset for any amount due from the other party together with the report described in Section 8.2 below. Payments made in accordance with this Section 8.1 shall be made based on Revenues received during the applicable calendar quarter.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 ENTIRE AGREEMENT. Except as specifically set forth in this Amendment, all other terms and conditions set forth in the Original Agreement shall remain in full force and effect.

     4.2 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be an original, and such counterparts shall together constitute one and the same instrument.

     4.3 SECTION HEADINGS. The section headings contained herein are for convenience and for reference purposes only, and shall not be deemed to constitute a substantive portion hereof.



                     [Remainder of Page Intentionally Blank]



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     Executed on the dates set forth below.

                                       GE MEDICAL SYSTEMS, a division of
                                       GENERAL ELECTRIC COMPANY

                                       By:
                                              --------------------------------
                                       Title:
                                              --------------------------------
                                       Date:
                                              --------------------------------

                                       HEALTHGATE DATA CORP.

                                       By:
                                              --------------------------------
                                       Title:
                                              --------------------------------
                                       Date:
                                              --------------------------------



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